Exhibit 2.1

EXECUTION VERSION

NDS GROUP LIMITED

NUCLOBEL LUX 1 S.ÀR.L.

NUCLOBEL LUX 2 S.ÀR.L.

NEWS CORPORATION

NDS HOLDCO INC.

NDS GROUP HOLDINGS LIMITED

CHIZEN FAMILY INVESTMENT PARTNERSHIP L.P.

THE MANAGEMENT STOCKHOLDERS

EQUITY IMPLEMENTATION DEED

THIS DEED is made on 10 August, 2011

BETWEEN:

(1)	NDS GROUP LIMITED, a company incorporated in England & Wales (registered number 01950497) whose registered office is at One London Road, Staines, Middlesex, TW18 4EX, United Kingdom (the “Company”);

(2)	NUCLOBEL LUX 1 S.ÀR.L., a company incorporated in Luxembourg (registered number B139764) whose registered office is at 282 route de Longwy, L-1940 Luxembourg (“Investor 1”);

(3)	NUCLOBEL LUX 2 S.ÀR.L., a company incorporated in Luxembourg (registered number B139747) whose registered office is at 282 route de Longwy, L-1940 Luxembourg (“Investor 2” and together with Investor 1, the “Investors”);

(4)	NEWS CORPORATION, a Delaware corporation whose principal executive office is at 1211 Avenue of the Americas, New York, NY 10036, United States (“News Corporation”);

(5)	NDS HOLDCO INC., a Delaware corporation whose registered office is at The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle, DE 19801, U.S.A. (“NDS Holdco” and together with News Corporation, the “News Group”);

(6)	NDS GROUP HOLDINGS LIMITED, an exempted company organized in Bermuda whose registered office is at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda (“Listco”);

(7)	CHIZEN FAMILY INVESTMENT PARTNERSHIP L.P., a limited partnership formed under the laws of the State of California whose principal office is at 644 San Martin Place, Los Altos, California 94024, USA (“Chizen”); and

(8)	THE PERSONS whose names and addresses are set out in Schedule 1 (the “Management Stockholders”).

INTRODUCTION:

(A)	The parties intend to announce and implement the Transactions.

(B)	Each Stockholder owns that number of Series B Shares set forth against its name on the Register of Members, and each Management Stockholder owns that number of Series C Shares set forth against its name on the Register of Members as at the date of this Deed.

(C)	To effect the Transactions, each Stockholder severally wishes to exchange each Series B Share held by it (including each Series B Share to be received by each Management Stockholder upon the redesignation of its Series C Shares pursuant to the Waterfall) for that number of Common Shares as set forth herein.

(D)	This Deed sets out the agreement between the parties as to how the Transactions will be implemented.

THIS DEED WITNESSES AS FOLLOWS:

1.	INTERPRETATION

1.1	In this Deed:

“Attorney” has the meaning given to it in clause 3.1;

“Articles of Association” means the articles of association of the Company, as in effect from time to time;

“Business Day” means a day other than a Saturday, Sunday or public holiday in Bermuda, the State of New York, USA or England and Wales;

“Common Shares” means the common shares of US $0.00001 each in the capital of Listco;

“Deed of Adherence” means a deed of adherence to this Deed in the form set out in Schedule 2, the form of which may only be varied with the written consent of each of News Corporation and the Investors;

“Long Stop Date” means 30 June 2012, or such other date agreed between News Group and the Investors;

“Qualifying IPO” means an initial public offering of the Common Shares involving a Registration of Listco, whether involving solely a primary offering or a secondary offering or a combined primary and secondary offering, and pursuant to which the Common Shares become listed on a nationally recognized securities exchange in the United States;

“Register of Members” means the register of Members of the Company from time to time, and as at the date of this Deed in the agreed form;

“Registration” means a bona fide underwritten public offering of Common Shares pursuant to an effective registration statement under the United States Securities Act of 1933, as amended (the “Securities Act”);

“Representatives” means in relation to each party, the directors, employees, agents, consultants of, and any individuals seconded to work for, such party (including persons who, at the relevant time, occupy such position);

“Series B Shares” means the series B ordinary shares of US $0.01 each in the capital of the Company;

“Series C Shares” means the series C ordinary shares of US $0.01 each in the capital of the Company;

“Steps Plan” means the Project Neptune steps plan paper prepared by Clifford Chance LLP, attached as Schedule 3;

“Stockholders “ means, collectively, each of Investor I, Investor 2, NDS Holdco, Chizen and each Management Stockholder, and “Stockholder” means each of the Stockholders, individually;

“Stockholders Agreement” means the stockholders agreement, dated 6 February 2009 between the Investors, the members of the News Group, the Company and certain other stockholders identified therein;

“Transactions” means the series of Transactions set forth in clause 2.1;

“Waterfall” means the calculation of the Exit Proceeds (as defined in the Articles of Association) upon the pricing of the Qualifying IPO and the redesignation of the Series C Shares held by each Management Stockholder into Series B Shares and deferred shares of the Company in accordance with Articles 16 and 18 of the Articles of Association, and all other capitalised terms used but not otherwise defined in this Deed shall have the meaning ascribed thereto in the Stockholders Agreement.

1.2	In this Deed, a reference to:

1.2.1	a document in the “agreed form” is a reference to a document in a form approved and for the purposes of identification initialled by or on behalf of the Investors, News Group and an Attorney (on behalf of each Management Stockholder and Chizen);

1.2.2	a “person” includes a reference to any individual, firm, company, corporation or other body corporate, government, state or agency of a state or any joint venture, association or partnership, works council or employee representative body (whether or not having a separate legal personality);

1.2.3	a “party” is a reference to a party to this Deed (either by virtue of having executed this Deed or having entered into a Deed of Adherence) and includes a reference to that party’s legal personal representatives, successors and permitted assigns, and “parties to this Deed” and “parties” shall be construed accordingly;

1.2.4	a clause or schedule, unless the context otherwise requires, is a reference to a clause of, or a schedule to, this Deed;

1.2.5	a paragraph, unless the context otherwise requires, is a reference to a paragraph of a schedule to this Deed;

1.2.6	(unless the context otherwise requires) the singular shall include the plural, and vice versa;

1.2.7	one gender shall include each gender;

1.2.8	any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall in respect of any jurisdiction other than England be deemed to include what most nearly approximates in that jurisdiction to the English legal term and a reference to any English statute shall be construed so as to include equivalent or analogous laws of any other jurisdiction;

1.2.9	a procuring obligation, where used in the context of a party means that the party undertakes to exercise its voting rights and use any and all powers vested in it from time to time as a shareholder, a party to the Stockholders Agreement, a director, officer or employee or otherwise in or of a party to ensure compliance with that obligation so far as it is able to do so, whether acting alone or (to the extent that it is lawfully able to contribute to ensuring such compliance collectively), acting with others; and

1.2.10	a specific document is a reference to that document as amended, varied, novated, supplemented or replaced from time to time (other than in breach of the provisions of this Deed).

1.3	The ejusdem generis principle of construction shall not apply to this Deed. Accordingly general words shall not be given a restrictive meaning by reason of their being preceded or followed by words indicating a particular class of acts, matters or things or by examples falling within the general words.

1.4	The schedules form part of this Deed and shall have effect accordingly; provided that the parties agree that the Steps Plan is provided for informational purposes regarding matters incidental to the Transactions and shall not constitute part of the Transactions for purposes of this Deed in any respect.

1.5	The headings in this Deed do not affect its interpretation or construction.

2.	IMPLEMENTATION OF THE TRANSACTIONS

2.1	Subject to the terms of this Deed, each party shall exercise its voting rights and use any and all powers vested in it from time to time to use its reasonable endeavours to consummate the Transactions set forth below and applicable to it. Each of the components of the Transactions shall occur consecutively as follows:

2.1.1	Immediately following approval of the board of directors of Listco (or a duly authorized committee thereof) to proceed with the pricing of the Qualifying IPO, each Investor and NDS Holdco shall subscribe for one Common Share in exchange for each Series B Share held by it;

2.1.2	Each Investor and NDS Holdco shall transfer its Series B Shares to Listco and Listco shall issue to each Investor and to NDS Holdco the number of Common Shares required to be issued to it as provided in clause 2.1.1, fully paid to such Stockholder on such date, and shall deliver a share certificate or certificates in the name of each such Stockholder evidencing the Common Shares being issued to each such Stockholder and shall update its register of members to reflect the foregoing issuances;

2.1.3	Listco shall effect a consolidation of its share capital so that its Common Shares are consolidated into that number of Common Shares determined by the board of directors of Listco in connection with the Qualifying IPO (the “Consolidation Ratio”);

2.1.4	After completion of the Waterfall, each of Chizen and each Management Stockholder shall subscribe for a number of Common Shares in exchange for each Series B Share held by it that would have equalled a one-for-one exchange immediately prior to giving effect to the Consolidation Ratio;

2.1.5	After approval by Listco, the Company shall purchase from each Management Stockholder and each Management Stockholder shall sell to the Company all of the deferred shares received by it as a result of the Waterfall for an aggregate nominal amount (USD 1.00) funded out of the Company’s distributable profits;

2.1.6	Chizen and each Management Stockholder shall transfer its Series B Shares to Listco and Listco shall issue to Chizen and to each Management Stockholder the number of Common Shares required to be issued to it as provided in clause 2.1.4, fully paid to such Stockholder on such date, and shall deliver a share certificate or certificates in the name of each such Stockholder evidencing the Common Shares being issued to each such Stockholder and shall update its register of members to reflect the foregoing issuances; and

2.1.7	Pursuant to the terms of the Company Share Option Plan as at the date of this Deed, the Company and Listco shall cause the exchange of all options to purchase Company Shares outstanding under the Company Share Option Plan for equivalent options over Common Shares (after giving effect to the Consolidation Ratio) under the Listco share incentive plan to be in effect upon consummation of the Qualifying IPO.

2.2	Each party shall do and execute, or procure the doing and executing of, each necessary act, document and thing reasonably within its powers to implement the Transactions.

3.	POWERS OF ATTORNEY

3.1	Each of the Management Stockholders and Chizen (each a “Grantor” and together the “Grantors”) hereby appoints each of Abraham Peled of 28 Wynnstay Gardens, Kensington, London W8 6UR and Pyrros Dimitrios Koussios of Wolfbachstrasse 29a, CH-8032, Zurich, Switzerland severally to be his/its attorney (each individually an “Attorney” and together the “Attorneys”) to approve, execute (as a deed or otherwise) and deliver on behalf of that Grantor such documents (including proxies, resolutions and class consents) and to do all other acts and things on behalf of that Grantor as each Attorney shall in his absolute and unfettered discretion deem necessary or desirable for the purpose of implementing the Transactions, and the steps set out in the Steps Plan.

3.2	Each Grantor undertakes to ratify whatever each Attorney lawfully does or causes to be done under the authority of the power of attorney under clause 3.1.

3.3	The power of attorney under clause 3.1, having been given to secure the obligations of each Grantor under this Deed, is irrevocable up to and including the tenth Business Day after the Long Stop Date and each Grantor fully indemnifies the Attorneys against all losses, liabilities, costs, claims actions, demands or expenses which may be incurred by them or which may be made against them as a result of or in connection with anything lawfully done by virtue of the power of attorney granted by such Grantor under clause 3.1.

3.4	Each Grantor undertakes not to exercise his/its rights in connection with the Company Shares held by him/it, personally or to authorise any other person to exercise them other than pursuant to this clause 3.

4.	WARRANTIES

4.1	Each of the parties warrants to each of the other parties on the date of this Deed that (except that each Management Stockholder shall not give the warranty contained in clause 4.1.3(a)):

4.1.1	with respect to each Stockholder (other than the Management Stockholders), it has the requisite power and authority to enter into and perform this Deed, and, with respect to each Management Stockholder, it has the legal capacity to enter into and perform this Deed;

4.1.2	this Deed constitutes the binding obligations of the respective party in accordance with its terms;

4.1.3	the execution and delivery of, and performance of that party’s obligations under, this Deed will not:

(a)	result in a breach of any provision of that party’s constitutional documents;

(b)	result in a breach of, or constitute a default under, any material instrument to which that party is a party or by which it is bound; or

(c)	result in a breach of any order judgment or decree of any court or governmental agency or any applicable law or regulation to which that party is a party or by which it is bound.

4.2	Each Stockholder warrants to Listco and each other Stockholder on the date of this Deed and on the date of the consummation of the Transactions that:

4.2.1	with respect to each Stockholder (other than Alban Salaman as trustee of the Peled 2009 Irrevocable Trust), it is the sole legal and beneficial owner of the number of Series B Shares and Series C Shares set forth against its name on the Register of Members, and, with respect to Alban Salaman as trustee of the Peled 2009 Irrevocable Trust, he is the sole legal owner of the number of Series C Shares set forth against his name on the Register of Members and the beneficiaries of the Peled 2009 Irrevocable Trust are the only holders of a beneficial interest in such shares.

4.2.2

in connection with the Transactions, such Stockholder understands and acknowledges that (i) none of the Common Shares to be issued in the Transactions have been or will be registered under the Securities Act or any other applicable securities laws, (ii) the Common Shares are being offered by Listco in a transaction not requiring registration under the Securities Act, and (iii) the Common Shares may not be offered, sold, pledged or otherwise transferred by the Stockholders except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, pursuant to an exemption therefrom or in a transaction not subject thereto.

4.2.3	such Stockholder understands that the Common Shares are being offered and sold in reliance upon an exemption from registration under the Securities Act provided by Section 4(2) of the Securities Act.

4.2.4	such Stockholder is acquiring the Common Shares for its own account, for investment and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or any other applicable securities laws, subject to its ability to resell such Common Shares pursuant to an effective registration statement under the Securities Act or any other applicable securities laws or pursuant to an exemption there from or in a transaction not subject thereto.

4.2.5	such Stockholder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing the Common Shares and is aware that it will be required to bear the economic risk of an investment in the Common Shares for a certain period of time.

5.	ADHERING PARTIES

5.1	No Company Shares shall be Transferred to any person unless (i) such Transfer is conducted in accordance with the terms and limitations as set forth in the Stockholders Agreement and (ii) such person is a party to this Deed, either by being named in this Deed as such or by executing and delivering a Deed of Adherence. The Company shall not enter any person in the Register of Members unless the person is party to this Deed.

5.2	All executed Deeds of Adherence shall be delivered to and held by the Company (for both itself and the other parties to this Deed).

5.3	Subject to clause 5.4, a person who has entered into a Deed of Adherence pursuant to clause 5.1 shall have the benefit of and be subject to the burden of all the provisions and continuing obligations of this Deed as if he had been an original party to this Deed in the capacity designated in the Deed of Adherence (except as otherwise specified in the Deed of Adherence) and this Deed shall be interpreted accordingly.

5.4	Nothing in this clause 5 shall affect a party’s accrued rights and obligations under this Deed or shall be construed as requiring any party to perform again any obligation or discharge again any liability already performed or discharged, or as entitling any party to receive again any benefit already enjoyed.

6.	GENERAL

6.1	Counterparts

This Deed may be executed in any number of counterparts, each of which when executed and delivered is an original and all of which together evidence the same deed.

6.2	Variations

This Deed may not be amended, modified or supplemented, no waivers of, consents to or departures from the provisions of this Deed may be given, and neither this Deed nor any right, remedy, obligation or liability arising hereunder or by reason of this Deed shall be assignable by any party without the prior written consent of each of (i) the Company (by resolution of the Board in accordance with Section 2.8 of the Stockholders Agreement), (ii) News Corporation, (iii) the Investors and (iv) Listco; provided that, (x) the prior written consent of the Management Stockholder Representative shall be required for any amendment, modification, supplement or waiver that materially adversely affects only the rights of Management Stockholders hereunder, and (y) the prior written consent of a Management Stockholder shall be required for any amendment, modification, supplement or waiver that materially adversely affects the rights of such Management Stockholder disproportionately by reference to one or more other Management Shareholders hereunder, and no consent of the Management Stockholder Representative or any Management Stockholder shall be required for any other amendment, modification supplement or waiver.

6.3	Waiver

The failure to exercise or delay in exercising a right or remedy provided by this Deed or by law does not impair or constitute a waiver of the right or remedy or an impairment of or a waiver of other rights or remedies. No single or partial exercise of a right or remedy provided by this Deed or by law prevents further exercise of the right or remedy or the exercise of another right or remedy.

6.4	No partnership

Nothing contained in this Deed (and no action taken by a party pursuant to its terms) is to be construed as creating a partnership or (unless expressly stated otherwise) agency relationship between any of the parties.

6.5	Severance

The invalidity, illegality or unenforceability of any provision of this Deed does not affect the continuation in force of the remainder of this Deed.

6.6	Legal personal representatives, successors and permitted assigns

The provisions of this Deed shall be binding upon the parties’ respective legal personal representatives, successors and permitted assigns.

6.7	Several obligations and not joint or joint and several obligations

Except where expressly stated otherwise in this Deed, all obligations, undertakings and statements in this Deed are several and not joint or joint and several.

6.8	Third party rights

A person who is not a party to this Deed (except for the Attorneys, in their capacities as such) has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Deed, but this does not affect any right or remedy of a third party which exists or is available apart from that Act. No person who is not a party to this Deed shall be required to consent to any variation of this Deed or the waiver of any provision in it.

6.9	Further assurance

Each of the parties agrees to take all such action or procure that all such action is taken as is reasonable in order to implement the terms of this Deed or any transaction, matter or thing contemplated by this Deed.

6.10	Duration

The provisions of this Deed (except for clause 1 (Interpretation), clause 6 (General) and clause 8 (Governing Law and Jurisdiction)) shall terminate with immediate effect on the earlier of: (i) the fifth day of trading in Common Shares following listing of the Common Shares on a nationally recognised securities exchange in the United States; and (ii) the Long Stop Date, except to the extent that they have been performed and except where this Deed expressly provides otherwise, the warranties, representations, obligations and undertakings contained in this Deed remain in force.

6.11	Costs

The Investors and the News Group shall procure that the Company shall pay, or procure the payment by a subsidiary undertaking of the Company, all costs and expenses (plus any VAT or overseas equivalent) of the parties (and their respective professional advisers) in connection with the negotiation, preparation, execution and performance of this Deed.

6.12	Acknowledgement and waiver of Stockholders Agreement

The Company (authorised by resolution of the Board in accordance with Section 2.8 of the Stockholders Agreement), News Corporation, the Investors and Dr Abraham Peled (being the Management Stockholder Representative) (the “Consenting Parties”):

6.12.1	acknowledge that for the purposes of the Stockholders Agreement, each Consenting Party acknowledges, consents and agrees to the entry by the other parties into this Deed and the applicable Consenting Parties acknowledge, consent and agree to the Transfer of the Company Shares held by Management Stockholders in accordance with Section 5.1(a)(ii)(D) of the Stockholders Agreement in connection with the Transactions. The applicable Consenting Parties hereby waive the provisions of Section 5.1(a)(i)(6) of the Stockholders Agreement with respect to the Transfer of Company Shares and any interest therein in accordance with this Deed; and

6.12.2

the Qualifying IPO shall constitute a “Qualifying IPO” for the purposes of Section 7.2(b) of the Stockholders Agreement. For the avoidance of doubt, subject to any other agreements entered into after the date of this Deed by the Management Stockholders with the Investors, NDS Holdco and/or News Corporation, in connection with the Qualifying IPO, following a Qualifying IPO Management Stockholders shall be free from restriction under the

Stockholders Agreement (excluding Section 11.2 and Exhibit B of the Stockholders Agreement) to transfer any shares in Listco subject to any applicable securities law and regulations and subject to the terms of any lock up or orderly market provisions entered into by the Management Stockholders with the Company or Listco or any underwriters at the time of the Qualifying IPO or at any time thereafter.

7.	NOTICES

7.1	A notice under or in connection with this Deed shall be:

7.1.1	in writing and in English; and

7.1.2	delivered by hand (which shall, for the avoidance of doubt, include delivery by courier) or sent by pre-paid post (or by pre-paid air mail post if overseas) to the party due to receive the notice at the relevant address referred to in clause 7.2 (or such substitute address as a party may notify in writing to each of the other parties, provided that such notification shall be received before the notice was despatched).

7.2	For the purposes of this clause 7, a notice shall be sent to the relevant address and for the attention of those persons set out:

7.2.1	in the case of an Investor, at the front of this Deed or by fax to +352 26 86 8181, and marked “for the attention of Ian Sellars and Richard Sanders”, with copies to Clifford Chance LLP, 10 Upper Bank Street, London E14 5JJ, United Kingdom or by fax to +44 (0) 20 7006 5555, marked “for the attention of Matthew Layton and Tom Evans” and to Permira Advisers LLP, 80 Pall Mall, London, SW1Y 5ES or by fax to +44 (0) 20 7930 3185, marked “for the attention of Ian Sellars and Richard Sanders”;

7.2.2	in the case of a member of the News Group, at the front of this Deed or by fax to +1 212 852 7145, and marked “for the attention of Group General Counsel”, with copies to Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, NY 10036, United States or by fax to +1 212 735 2000, marked “for the attention of Lou R. Kling and Howard L. Ellin” and to Skadden, Arps, Slate, Meagher & Flom (UK) LLP, 40 Bank St, Canary Wharf, London, E14 5DS, United Kingdom or by fax to +44 (0)20 7519 7070, marked “for the attention of Michael E. Hatchard and John Adebiyi”;

7.2.3	in the case of the Company, at the front of this Deed or by fax to +44 (0)20 8479 8100, marked “for the attention of General Counsel, with copies to Allen & Overy LLP, One Bishops Square, London, E1 6AD or by fax to +44 (0)20 3088 0088, marked “for the attention of Jeremy Parr”;

7.2.4	in the case of Listco, at the front of this Deed or by fax to +1 441 292 47520, marked “for the attention of the Secretary”, with copies to Conyers Dill & Pearman Limited, Clarendon House, 2 Church Street, PO Box HM 666, Hamilton HM CX, Bermuda or by fax to +1 441 292 4720 marked “for the attention of John Collis and Ciara Brady”;

7.2.5	in the case of Chizen, the addresses of the Attorneys set out in clause 3.1 or by fax to +44 20 8476 8333, marked “for the attention of Abraham Peled and Pyrros Dimitrios Koussios”, with a copy to the address for Chizen set out at the front of this Deed or by fax to +1 310 806 4080, marked “for the attention of Bruce Chizen”; and

7.2.6	in the case of each Management Stockholder, the addresses of the Attorneys set out in clause 3.1 or by fax to +44 20 8476 8333, marked “for the attention of Abraham Peled and Pyrros Dimitrios Koussios”.

7.3	Unless there is evidence that it was received earlier, a notice given pursuant to clauses 7.1 and 7.2 is deemed to have been given to, and received by, the recipient if:

7.3.1	delivered by hand, on the day it was left at the address referred to in clause 7.1 and 7.2;

7.3.2	sent by pre-paid post from an address within one country to another address within that country, two Business Days after posting it;

7.3.3	sent by pre-paid airmail post between different countries, on the third Business Day after posting it; and

7.3.4	sent or supplied by fax, 2 hours after it was sent.

7.4	A post office certificate of posting for a properly addressed and stamped envelope containing the notice is conclusive evidence that the notice was so sent or supplied. A printed copy of a notice sent or supplied by electronic means that indicates that it was properly addressed and sent (and showing the time of sending or transmission) is conclusive evidence that the notice was so sent or supplied.

7.5	Each Management Stockholder appoints the Attorneys severally to be its agent and to receive on its behalf notices in accordance with this Deed.

8.	GOVERNING LAW AND JURISDICTION

8.1	This Deed and all non-contractual or other matters or obligations arising out of or in connection with it are governed by English law.

8.2	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (a “Dispute”) including a dispute regarding the existence, validity or termination of this Deed or relating to any non-contractual or other obligation or matter arising out of or in connection with this Deed or the consequences of its nullity.

8.3	The parties agree that the courts of England are the most appropriate and convenient courts to settle any Dispute and, accordingly, that they will not argue to the contrary.

EXECUTED and DELIVERED by the parties as a DEED

Executed as a deed by	)
NDS GROUP LIMITED	)	/s/ Abraham Peled	Signature of Director

Abraham Peled

in the presence of:

Signature of witness

Name of witness

Address of witness

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Executed as a deed by	)	/s/ Séverine Michel
NUCLOBEL LUX 1 S.ÀR.L	)	Séverine Michel, Manager

Executed as a deed by	)	/s/ Séverine Michel
NUCLOBEL LUX 2 S.ÀR.L	)	Séverine Michel, Manager

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Executed as a deed by	)	/s/ Janet Nova
NEWS CORPORATION	)	Janet Nova, Vice President and Deputy General Counsel

Executed as a deed by	)	/s/ Janet Nova
NDS HOLDCO INC.	)	Janet Nova, Authorized Signatory

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Executed as a deed by	)	/s/ Paul Armstrong
NDS GROUP HOLDINGS LIMITED	)	Paul Armstrong, Director

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Executed as a deed by	)
CHIZEN FAMILY INVESTMENT	)	/s/ Bruce Chizen
PARTNERSHIP L.P.	)	Bruce Chizen, Trustee of the Chizen
Trust Agreement, dated May 16,1997

Signature of witness

Name of witness

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Executed as a deed by	)
CHIZEN FAMILY INVESTMENT	)	/s/ Gail Chizen
PARTNERSHIP L.P.	)	Gail Chizen, Trustee of the Chizen
Trust Agreement, dated May 16,1997

Signature of witness

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Signed as a deed by	)
Michael Dick	)	/s/ Michael Dick
in the presence of:	)

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Signed as a deed by	)
Yorai Feldman	)	/s/ Yorai Feldman
in the presence of:	)

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Signed as a deed by	)
Alexander Gersh	)	/s/ Alexander Gersh
in the presence of:	)

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Signed as a deed by	)
Dave Habiger	)	/s/ Dave Habiger
in the presence of:	)

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Signed as a deed by	)
Jonathan Hashkes	)	/s/ Jonathan Hashkes
in the presence of:	)

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Signed as a deed by	)
Raffi Kesten	)	/s/ Raffi Kesten
in the presence of:	)

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Signed as a deed by	)
Pyrros Koussios	)	/s/ Pyrros Koussios
in the presence of:	)

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Signed as a deed by	)
Caroline Le Bigot	)	/s/ Caroline Le Bigot
in the presence of:	)

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Signed as a deed by	)
Ismat Levin	)	/s/ Ismat Levin
in the presence of:	)

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Signed as a deed by	)
David Nabozny	)	/s/ David Nabozny
in the presence of:	)

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Signed as a deed by	)
Derek Nottingham	)	/s/ Derek Nottingham
in the presence of:	)

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Signed as a deed by	)
Gorm Nielsen	)	/s/ Gorm Nielsen
in the presence of:	)

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Signed as a deed by	)
Abraham Peled	)	/s/ Abraham Peled
in the presence of:	)

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Signed as a deed by	)
Alban Salaman as trustee for	)	/s/ Alban Salaman
the Peled 2009 Irrevocable Trust	)
in the presence of:	)

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Signed as a deed by	)
Nigel Smith	)	/s/ Nigel Smith
in the presence of:	)

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Signed as a deed by	)
Susan Taylor	)	/s/ Susan Taylor
in the presence of:	)

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Signed as a deed by	)
Nicholas Thexton	)	/s/ Nicholas Thexton
in the presence of:	)

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Signed as a deed by	)
Andrew Woodward	)	/s/ Andrew Woodward
in the presence of:	)

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